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                        Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1992 and 1993 Stock Option Plans of Isle of Capri Casinos, Inc. (f/k/a Casino America, Inc.) of our report dated June 10, 1998, with respect to the consolidated financial statements of Isle of Capri Casinos, Inc., included in its Annual Report (Form 10-K) for the year ended April 26, 1998, filed with the Securities and Exchange Commission.

                               ERNST & YOUNG LLP


New Orleans, Lousiana
April 23, 1999